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                                                                  EXHIBIT 10.28


                         PERFORMANCE FOOD GROUP COMPANY
                      EXECUTIVE DEFERRED COMPENSATION PLAN


         1.1 Establishment of Plan. Performance Food Group Company (the "Company") hereby establishes the Performance Food Group Company Executive Deferred Compensation Plan (the "Plan") as a plan that is unfunded and maintained by the Company and any other Adopting Employers primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of the Employee Retirement Income Security Act of 1974 ("ERISA").

         1.2 Purpose. The Company has established the Performance Food Group Company Employee Savings and Stock Ownership Plan (the "ESOP"), which permits an eligible employee of the Company or its adopting affiliates to elect to reduce his taxable cash compensation in consideration for having the Company make a contribution to the ESOP on the employee's behalf of an amount equal to such reduction in compensation plus a certain matching amount. Effective January 1, 1994, Section 401(a)(17) of the Code provides that compensation in excess of $150,000 (as adjusted periodically for cost-of-living increases) may not be taken into account in determining the amount of deferral or matching contributions under the ESOP and other provisions of the Code place certain other restrictions on the level of participation of certain employees in the ESOP. The purpose of this Plan is to provide supplemental deferred compensation to a select group of such employees.


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                                   ARTICLE II
                                  DEFINITIONS


         The following words and phrases, when used herein, unless the context already indicated otherwise, shall have the following meanings:

         2.1      "Administrator" shall mean the Committee.

         2.2 "Adopting Employer" shall mean any "Adopting Company" as defined in the ESOP that has adopted the ESOP with the approval of the Company.

         2.3 "Beneficiary" shall mean the person or persons designated by a Participant on a form and in a manner prescribed by the Administrator or, if no such designation is made, the person or persons entitled under the ESOP to receive a benefit upon the death of a Participant whether as a result of (i) a beneficiary designation by the Participant, (ii) the rights of a surviving spouse under the ESOP or (iii) the provisions of the ESOP governing the payment of death benefits in the absence of a valid beneficiary designation.

         2.4      "Board" shall mean the Board of Directors of the Company.

         2.5 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         2.6 "Committee" shall mean the Plan Committee for the ESOP, which serves as the plan administrator of the ESOP for purposes of ERISA.



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         2.7      "Company" shall mean Performance Food Group Company, a
Tennessee corporation, and any successor by merger, consolidation or otherwise.

         2.8 "Deferred Compensation Account" shall mean a bookkeeping account established pursuant to Section 4.1 to serve as a measure of the benefits payable to a Participant in the Plan.

         2.9      "Effective Date" shall mean January 1, 1998.

         2.10 "Eligible Executive" shall mean any employee of the Company or an Adopting Employer who is a member of a select group of highly compensated or management employees designated by the Compensation Committee of the Board. An employee shall cease to be an Eligible Executive upon a determination by the Committee or the Compensation Committee of the Board that he is no longer a member of a select group of highly compensated or management employees.

         2.11     "Employer" shall mean the Company and any Adopting Employer.

         2.12 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         2.13 "ESOP" shall mean the Performance Food Group Company Employee Savings and Stock Ownership Plan as set forth in a document dated December 31, 1994, and as amended from time to time.



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         2.14     "Participant" shall mean an individual who satisfies the
requirements to be a Participant pursuant to Article III.

         2.15 "Plan" shall mean this Performance Food Group Company Executive Deferred Compensation Plan.

         2.16 "Plan Year" shall mean the twelve month period beginning each January 1.



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                                  ARTICLE III
                                 PARTICIPATION


         3.1 Participation. An Eligible Executive shall be eligible to become a Participant in the Plan as of January 1 of any Plan Year as of which he is an Eligible Executive. An Eligible Executive may become a Participant for a particular Plan Year by making a valid election before the beginning of such Plan Year by executing and filing with the Committee a deferred compensation election and agreement form approved by the Committee, which election and agreement shall contain (i) a statement that the Eligible Executive elects to defer a portion of his compensation for the Plan Year as provided in Section
4.1 and (ii) a statement that such election is irrevocable. A Participant may make an election to defer under the Plan only if he has made the maximum salary reduction contributions under the ESOP permitted by Section 402(g) of the Code or the maximum salary reduction contributions permitted under the terms of the ESOP. For the first Plan Year in which an Eligible Executive is eligible to participate in the Plan an Eligible Executive's election may be made after the beginning of the Plan Year but within thirty (30) days after the date he becomes an Eligible Executive. Any election to defer under this Section 3.1 after the beginning of the Plan Year shall apply only to compensation for services performed after the date of such election.

         3.2 Cessation of Participation. A Participant shall cease to be a Participant upon receiving payment for the full amount of benefits to which the Participant is entitled pursuant to Article V or upon a determination by the Compensation Committee of the Board that he is no longer designated as an Eligible Employee or upon determination by the Administrator that he is no longer a member of a select group of highly compensated or management employees.



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A Participant who is not an Eligible Executive for a Plan Year shall not be entitled to make a deferral election under Section 3.1 for that Plan Year or to receive further credit to his Deferred Compensation Account pursuant to Section
4.1 with respect to deferrals but shall continue to be a Participant with respect to the benefits to which the Participant is entitled based on credits received as a result of prior deferral elections and hypothetical earnings thereon and shall continue to be entitled to credits for the accrual of hypothetical earnings on credits pursuant to Section 4.2 based on such prior credits for deferral elections and hypothetical earnings.



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                                   ARTICLE IV
                    DEFERRAL OF PAYMENT OF COMPENSATION AND
                 ESTABLISHMENT OF DEFERRED COMPENSATION ACCOUNT


         4.1 Establishment of Deferred Compensation Accounts. The Committee and the Company or Adopting Employer shall establish an unfunded individual Deferred Compensation Account consisting of book entries for each Participant to which the following credits shall be made pursuant to this
Section 4.1 and Section 4.2. If an Eligible Executive makes a valid election in the manner prescribed in Section 3.1 to defer a portion of his compensation for a Plan Year, the Company or the Adopting Employer by which the Eligible Executive is employed shall reduce the current cash compensation otherwise payable to the Eligible Executive for that Plan Year by an amount equal to the portion of his compensation that he elects to defer. The Committee and the Company or Adopting Employer shall, for each Plan Year, credit to the Deferred Compensation Account of each Eligible Executive who makes a valid deferral election for that Plan Year an amount equal to the amount of such deferral for the Plan Year. A Participant may elect to defer a flat dollar amount, the portion of his compensation in excess of a flat dollar amount, a specified percentage of his compensation or any other portion of his compensation that the Administrator shall determine may be clearly specified and reasonably administrable. A separate election may be made for a Participant's base salary and for each quarterly bonus payment provided that each such election is made before the beginning of the Plan Year as described in Section 3.1. Such credits to the Participant's Deferred Compensation Account shall be made effective as of the time the corresponding salary reduction contributions to the ESOP are allocated to Participants' accounts pursuant to the ESOP.



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         4.2      Accrual of Earnings. The Committee and the Company or
Adopting Employer shall credit each Participant's Deferred Compensation Account with additional amounts to represent hypothetical investment earnings (including losses) on the amounts credited to the Deferred Compensation Account pursuant to Section 4.1. Such hypothetical investment earnings shall be accrued commencing on the date of each credit made pursuant to Section 4.1 and shall continue to accrue until the allocation date as of which benefits are determined pursuant to Section 5.1. Additions credited to represent hypothetical investment earnings shall be equal to the additional income that would have been allocated to the Participant's accounts under the ESOP if an amount equal to the credits made to the Deferred Compensation Account pursuant to Section 4.1 (and any earlier credits for hypothetical investment earnings) had been allocated to the Participant's corresponding accounts under the ESOP and invested pursuant to the terms of the ESOP, taking into account the Participant's selection of investment funds pursuant to the ESOP. During any period that the Participant does not have an account balance under the ESOP, such hypothetical investment earnings shall be determined taking into account the investment funds offered pursuant to the ESOP that are selected by the Participant and approved by the Administrator.

         4.3. Communication of Account Balances. The Committee shall communicate in writing to each Participant the value of the Participant's Deferred Compensation Account as of each December 31 or at such more frequent intervals (not to exceed quarterly) as may be determined by the Committee to be appropriate.



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                                   ARTICLE V
                     DISTRIBUTION OF DEFERRED COMPENSATION


         5.1 Time of Payment of Deferred Compensation. The balance of the Deferred Compensation Account of Participants shall not be subject to forfeiture (other than as a result of investment losses included in the hypothetical investment earnings credited pursuant to Section 4.2) and shall become payable by the Company or Adopting Employer, in accordance with the election made by the Participant at the time of his election to defer pursuant to Section 3.1, commencing either:

                  (a) at the time of his termination from employment with the Company and all Adopting Employers;

                  (b)      at a specific date designated by the Participant; or

                  (c)      in a combination of (a) and (b).

Such election by a Participant shall also specify whether his Deferred Compensation Account is to be paid:

                  (a)      in a lump sum;

                  (b) in pro rata annual installments for a period not to exceed ten (10) years after his termination of employment, with each installment equal to the unpaid balance of such Deferred Compensation Account divided by the number of remaining installments and, if the Participant dies before all installments are made, with the remaining installments being made to his Beneficiary; or

                  (c)      in a combination of (a) and (b).

Such election by a Participant may also specify that, notwithstanding his election to have payment commence on a specified distribution date, the Company or Adopting Employer shall



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immediately pay the Participant the balance of his Deferred Compensation
Account in a lump sum within thirty (30) days:

                  (a) in the event (i) there is a change in control of the Company as defined in the Company's 1997 Stock Incentive Plan and (ii) the Participant's employment is terminated for any reason within two
         (2) years after the change in control has occurred; or

                  (b)      in the event his employment is terminated:

                           (i) involuntarily (including as the result of disability); or

                           (ii)     voluntarily, following:

                                    (A)     any reduction in the Participant's
                           base salary or annual available bonus opportunity;

                                    (B)     any material reduction in the
                           level of responsibility, position (including status, office, title, reporting relationships or working conditions), authority or duties of the Participant; or

                                    (C)     any relocation to which the
                           Participant has not agreed to an office of the Company or Adopting Employer more than thirty-five
                           (35) miles from the office where the Participant was located or any increase in the Participant's required travel amounting to a constructive relocation.

A Participant may elect one time and method of payment for himself and a different time or method of payment for his Beneficiary.



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         5.2      Withholding. There shall be deducted from all payments under the Plan the amount of any taxes required to be withheld by any federal, state or local government. The Participants and their Beneficiaries and personal representatives shall bear any and all federal, foreign, state or local taxes imposed on amounts paid under the Plan.

         5.3 Restriction on Alienation or Assignment. The right of a Participant to benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's Beneficiary, nor shall any such amount be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit.

         5.4 Unforeseen Emergency. Upon application by a Participant or Beneficiary and approval thereof by the Committee, a Participant (or a Beneficiary after the death of the Participant) may withdraw, upon a showing of an unforeseen emergency, part or all of the amount then credited in his Deferred Compensation Account. For purposes of this Section 5.4, unforeseen emergency shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant or Beneficiary and that would result in severe financial hardship to the Participant or Beneficiary if early withdrawal were not permitted resulting from a sudden and unexpected illness or accident of the Participant or Beneficiary (or of a dependent (as defined in Section 152(a) of the Code)) of the Participant or Beneficiary, loss of the Participant's or Beneficiary's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary, which unforeseen emergency may not be relieved through reimbursement or



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compensation by insurance or otherwise, by liquidation of the Participant's or
Beneficiary's assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of deferrals under the Plan. Withdrawals of amounts because of an unforeseeable emergency may be permitted only to the extent reasonably necessary to satisfy the emergency need.



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                                   ARTICLE VI
                               FINANCING THE PLAN


         6.1 Costs Borne by the Company and the Adopting Employers. The costs of the Plan shall be borne by the Company and the Adopting Employers. No reserve that may be accumulated by the Company or the Adopting Employers for the payment of benefits under the Plan shall be allocated to Participants or Beneficiaries or to any Eligible Executive.

         6.2 Medium of Financing the Plan. The Plan shall be financed by benefit payments to Participants from the general assets of the Company and the Adopting Employers. The Company and the Adopting Employers may accumulate a reserve or reserves which shall remain the property of the respective employers as part of the general assets of the employers. Participants shall have the status of general unsecured creditors of the Company or the Adopting Employers and the Plan constitutes a mere promise by the Company or the Adopting Employers to make benefit payments in the future. Any contract, policy or other asset which the Company or the Adopting Employers may utilize to assure themselves of the funds to provide the benefits under the Plan shall not serve in any way as security for the payment of Plan benefits and neither the Company nor any Adopting Employer shall be under any obligation whatsoever to purchase or maintain any contract, policy or other asset to provide the benefits payable under the Plan. It is the intention of the parties that the Plan is to be unfunded for income tax purposes and for purposes of Title I of ERISA.



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                                  ARTICLE VII
                                 ADMINISTRATION


         7.1 Administration. The Committee shall be the Administrator of the Plan and shall have the sole responsibility for the administration of the Plan. The Committee may designate persons other than the Committee to carry out responsibilities under the Plan. All usual and reasonable expenses of the Committee in administering the Plan shall be paid by the Company and the Adopting Employers. No member of the Committee who is an employee of the Company or any affiliate shall receive additional compensation for his services in administering the Plan.

         7.2. Claims Procedure. The Committee shall make all determinations as to the right of any person to a benefit under the Plan. Any denial by the Committee of a claim for benefits by a Participant or Beneficiary shall be stated in writing by the Committee and delivered or mailed to the Participant or Beneficiary; any such notice shall set forth the specific reasons for the denial, written in a manner that may be understood by a layman. In addition, the Committee shall afford a reasonable opportunity to any Participant or Beneficiary whose claim for benefits has been denied to submit a written request that the decision denying the claim be reviewed by the Committee.

         7.3 Committee Powers and Duties. The Committee shall have such discretion, duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:



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                  (a)      To construe and interpret the Plan, decide all
         questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                  (b) to prescribe procedures to be followed by Participants or Beneficiaries in filing application for benefits; and

                  (c) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal and actuarial counsel.

Except to the extent the Committee is expressly authorized in the Plan to exercise discretion to be used to calculate benefits under the Plan, the Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

         7.4 Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable or appropriate. All rules and decisions by the Committee shall be uniformly and consistently applied to all Participants and Beneficiaries in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Company, the Adopting Employers, or the legal counsel of the Company or any Adopting Employer.

         7.5 Duty to Keep Records and File Reports. The Committee shall keep records and other data as may be necessary for proper administration of the Plan. The Committee shall file or cause to be filed all annual reports, financial and other statements as may be required by any federal or state statute, agency or authority within the time prescribed by law



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or regulation for filing such documents. The Committee shall furnish such reports, statements and other documents to Participants and Beneficiaries of the Plan as may be required by any federal or state statute or regulation.

         7.6 Authorization of Benefit Payments. The Committee shall issue directions concerning all benefits that are to be paid pursuant to the provisions of the Plan.

         7.7 Application and Forms for Benefits. The Committee may require a Participant or Beneficiary to complete and file with the Committee an application for a benefit and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the current mailing address of the Participant or Beneficiary.

          7.8 Facility of Payment. Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge to the Committee, the Company and the Adopting Employers of any liability for the making of such payment under the provisions of the Plan.



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         7.9      Indemnification of Committee Members. The Company and the
Adopting Employers shall indemnify and hold harmless each member of the Committee against any and all liability, claims, damages and expense, including fees of individuals appointed pursuant to Section 7.3(c) that the member may incur in administration of the Plan, unless arising from the gross negligence or willful misconduct of such member.

         7.10 Governing Law. The Plan, except as otherwise provided by ERISA or other laws of the United States of America, shall be construed in accordance with and governed by the laws of the State of Tennessee.

         7.11 Severability. If any of the provisions of the Plan shall be for any reason invalid or unenforceable, the remaining provisions shall nevertheless remain in full force and effect.

         7.12 Provisions of the Plan to Control. In the event of any conflict between the terms of the Plan as set forth in this instrument and any description of the Plan that may be furnished to the Participants or others, the Plan set forth herein shall control.

         7.13 No Right to Continued Employment. Nothing contained herein shall be construed as conferring upon a Participant the right to continue in the employ of the Company or any Adopting Employer as an Eligible Executive or as a manager or in any other capacity.



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                                  ARTICLE VIII
                       AMENDMENTS AND TERMINATION OF PLAN


         8.1 Amendments and Terminations. The Board reserves the right to amend or terminate the Plan. In the event of any such amendment or termination such amendment or termination shall not reduce the amount of the payment of any benefit currently payable to any individual who is a Participant or Beneficiary on the effective date of the amendment or termination or eliminate the right of a Participant to payment of the then current balance of the Participant's Deferred Compensation Account. Any action by the Company amending or terminating the Plan may be by resolution of the Board or by any person or persons duly authorized by resolution of the Board to take such action.

         8.2 Distribution of Assets Upon Termination. The Company and the Adopting Employers shall retain absolute ownership of any assets held to finance the payment of benefits under the Plan. Upon termination of the Plan, any such assets held by the Company and the Adopting Employers or otherwise held as a reserve for the payment of such benefits shall remain the property of the Company and the Adopting Employers. No Participant or Beneficiary shall have any right or claim to such assets except as provided herein.

         IN WITNESS WHEREOF, Performance Food Group Company has caused this instrument to be executed on the ____ day of _____________, 1997, effective January 1, 1998, by its duly authorized officers.

ATTEST:                                     PERFORMANCE FOOD GROUP COMPANY


                                            By:
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